                           October 7, 1997

Curtis Mathes Holding Corporation
10911 Petal Street
Dallas, Texas 75238

Gentlemen:

     I have acted as counsel to Curtis Mathes Holding Corporation, a Texas corporation (the "Company") in connection with the proposed public offering of up to 12,117,400 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), as described in Amendment No. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

     I have, as counsel, as I have deemed necessary examined such corporate records, certificates and other documents and reviewed such questions of law as I have deemed necessary, relevant or appropriate to enable me to render the opinions expressed below. In rendering such opinions, I have assumed the genuineness of all signatures and the authenticity of all documents examined by me. As to various questions of fact material to such opinions, I have relied upon representations of the Company.

     Based upon such examination and representations, I advise you that, in my opinion:

     A. The shares of Common Stock which are to be sold and delivered by the Company and certain selling stockholders of the Company (the "Selling Stockholders") as contemplated by the Plan of Distribution specified in the Registration Statement, have been duly and validly authorized by the Company and, in the case of the shares of Common Stock to be sold by the Selling Stockholders, have been validly issued and are fully paid and non-assessable.

     B. The shares of Common Stock which are to be sold and delivered by the Company pursuant to the exercise of the warrants, when issued and delivered in accordance with the terms of the warrants, will be validly issued, fully paid, and non-assessable.

     I consent to the filing of this opinion as Exhibit "5" to Amendment No. 1 to the Company's Registration Statement and to the reference to myself under the caption "Legal Matters" in the prospectus contained therein.

                              Sincerely,
                              /s/ Billy J. Robinson
                              Billy J. Robinson, General Counsel
                              Curtis Mathes Holding Corporation